EXHIBIT 10.1

Juniper Pharmaceuticals, Inc.

Amended and Restated 2015 Long-Term Incentive Plan

1.	Purpose. The Juniper Pharmaceuticals, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors, officers, employees, and certain consultants and advisors of Juniper Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and its subsidiaries and affiliates, by providing them with a proprietary interest in the long-term success of the Company, aligning their individual interests with those of the Company’s stockholders, and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company’s objectives. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards and (d) Stock Units (each as described below, and collectively referred to herein as the “Awards”).

2.	Administration.

(a)	Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised, unless otherwise determined by the Board, solely of two (2) or more members who each shall be (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) an “independent director” under the rules of any securities exchange or automated quotation system on which the shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”, or “Common Stock”) are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 2 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all awards granted hereunder to members of the Board, and for purposes of such awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. In addition, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan to the extent required by applicable law, exchange rule or regulation. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 2(c), or which the Board has assumed, the term “Committee” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

(b)	Authority. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee is authorized, subject to the provisions of the Plan, to make and administer grants under the Plan (including to designate eligible individuals to receive Awards; determine the type, terms and conditions of Awards granted and to waive conditions initially established for Awards, including to accelerate vesting and to extend the exercisability of Awards, except as specifically restricted by this Plan; to determine the forms of Award Agreement and manner of acceptance of an Award) and to establish such rules and regulations as it deems necessary for the proper administration of the Plan, including to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable to carry out its purposes (including the correction of defects, the supplying of omissions, or the reconciliation of inconsistencies such that the Plan or Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences or address unanticipated events deemed to be inconsistence with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken to the extent that shareholder approval is deemed necessary or is required pursuant to Section 22 below). All determinations and interpretations made by the Committee shall be final, binding and conclusive on all parties. Any grant or Award made under the Plan, or interpretation or determination of terms and conditions for any Award, need not be the same with respect to each Participant (as defined below). Any such interpretations and rules with respect to a Stock Option that is intended to qualify as an incentive stock option and that conforms to the applicable provisions of Section 422 of the Code (“Incentive Stock Option”) shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

(c)	Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(d)	Delegation and Advisers. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 2; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) any employee of the Company who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code (“Covered Employee”), or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 2(d) shall serve in such capacity at the pleasure of the Board and the Committee. In addition, the Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent, shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

(e)	Limitation of Liability and Indemnification. No member of the Committee and no officer or employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any officer of the Company or any employee of the Company, a subsidiary or an affiliate designated to act on behalf of the Company or the Committee with regard to the Plan, and may indemnify any counsel or advisors appointed by the Company to assist it in carrying out its responsibilities hereunder, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act in connection with the Plan to the same extent and on the same terms and conditions as indemnity is provided to officers of the Company in accordance with the Company’s Bylaws (except that indemnity to counsel and advisors is not mandatory), including advancing costs and expenses incurred by them in the defense of claims relating thereto; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

3.	Granting of Awards.

(a)	Participation. The Committee may from time to time select from among all Eligible Individuals (as defined below) those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. For purposes of this Plan, “Participant” means an Eligible Individual who has been granted an Award by the Committee. “Eligible Individual” shall mean an individual who is (i) an officer or other employee (as determined in accordance with Section 3401(c) of the Code and the regulations thereunder) of the Company or a Subsidiary of the Company (“Employee”), (ii) a consultant, advisor, or other independent service provider to the Company or any Subsidiary who qualifies as a “consultant” under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement (“Advisor”), or (iii) a member of the Board of Directors of the Company (“Director”). “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

(b)	Award Agreement. Each Award shall be evidenced by a written agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant which may be, in the Company’s discretion, transmitted to the Participant electronically (“Award Agreement”). Award Agreements evidencing compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code (“Performance-Based Compensation”) shall contain terms and conditions as necessary to meet the requirements of Code Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the requirements of Section 422 of the Code.

(c)	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(d)	Minimum Restriction Period for Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Award granted under the Plan (other than a Substitute Award) shall be subject to a minimum restriction and/or vesting period of twelve (12) months from the date of grant. Except as provided below and notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretionary authority to waive the minimum restriction/vesting period applicable to an Award except in the case of death, disability, retirement or a Change of Control. The provisions of this Section 3(d) shall not apply and/or may be waived, in the Committee’s discretion, with respect to up to the number of Awards that is equal to 5% of the aggregate Share Pool as of the Effective Date.

4.	Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards and (d) Stock Units. Any Award may, as determined by the Committee in its discretion, constitute Performance-Based Compensation. Nothing contained herein shall prevent the Company from making cash bonus payments or providing other awards pursuant to any employment agreement, bonus plan or arrangement or other compensation or benefit plan or program.

5.	Common Stock Available Under the Plan.

(a)	Basic Limitations. Subject to adjustments in accordance with Section 14 hereof and Sections 5(b) and 5(c) hereof, the aggregate number of Shares of the Company that may be issued or transferred pursuant to Awards granted under this Plan (the “Share Pool”) shall be (i) Two Million Five Hundred Thousand (2,500,000), plus (ii) any Shares which were available for grant under the Juniper Pharmaceuticals, Inc. Amended and Restated 2008 Long-Term Incentive Plan (“Prior Plan”) on the Original Effective Date (as defined in Section 30 below) or are subject to awards under the Prior Plan which after the Original Effective Date are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plan. No further awards may be granted under the Prior Plan as of the Original Effective Date. Any Shares distributed pursuant to an Award may be authorized and unissued shares, treasury shares, may be purchased on the open market or acquired by private purchase. Subject to adjustments made in accordance with Section 14 hereof, (i) no more than Two Million Five Hundred Thousand Shares may be delivered upon the exercise of Incentive Stock Options, and (ii) the maximum number of Shares with respect to which Awards may be granted to or measured with respect to any Participant in any one calendar year shall not exceed Four Hundred Thousand (400,000).

(b)

Available Shares. The issuance of Shares shall reduce the total number of Shares available under the Plan by one (1) Share for each Stock Option or Stock Appreciation Right and by two (2) Shares for each Restricted Stock Award or

Stock Unit; provided that Awards that are valued by reference to Shares but are paid in cash shall not reduce the Share Pool. If a Stock Option Award or Stock Appreciation Right Award is cancelled or terminated without having been exercised, including due to expiration or forfeiture, or if a Restricted Stock Award or Stock Unit Award is cancelled, terminated or forfeited, or if the Shares underlying all or a portion of an Award are not delivered because the Award is settled in cash in lieu of Shares, then the Shares subject to such Awards shall in each case again be available for Awards under the Plan (with shares subject to such Stock Option or Stock Appreciation Right increasing the Share Pool by one (1) Share and shares subject to such Restricted Stock Awards or Stock Units increasing the Share Pool by two (2)).

(i)	If and to the extent Stock Options or Stock Appreciation Rights originating from the Share Pool terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, or if any Restricted Stock Award or Stock Unit is forfeited, the shares of Common Stock subject to such Awards shall again be available for Awards under the Share Pool, and shall increase the Share Pool by one (1) Share for each Stock Option and Stock Appreciation Right and two (2) Shares for each Restricted Stock Award or Stock Unit issued in connection with such Award or by which the Award is valued by reference;

(ii)	The following Shares shall not again become available for issuance under the Plan: (i) Shares tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Stock Options or Stock Appreciation Rights granted under the Plan; (ii) upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised; (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or Stock Units, or the exercise of Stock Options or Stock Appreciation Rights granted under the Plan; and (iv) Shares repurchased by the Company with cash received from a Participant as payment for the exercise price of an Option or Stock Appreciation Right. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of Shares subject to Awards delivered in connection with Awards, or generally available for Awards, but shall not apply for purposes of determining the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year under the Plan.

6.

(c) Business Acquisition Grants. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any then-outstanding options or other similar rights or other equity awards pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion and, to the extent any shares of Common Stock are to be delivered as Awards under the Plan in replacement for any such grants, awards, options or rights of another business, such Shares shall be in addition to those available for the grant of Awards as provided by Sections 5(a) and 5(b). “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity, in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of a Stock Option or a Stock Appreciation Rights Award. Stock Options.

(a)	Generally. The Committee may grant to Eligible Individuals the right to purchase Shares at a specified exercise price, from time to time, in its sole discretion, on such terms and conditions as it may determine that are not inconsistent with the Plan (a “Stock Option”). Stock Options may be Incentive Stock Options, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any Participant one or more Incentive Stock Options (subject to Sections 6(e) and (f) below), Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

(b)	Exercise Price. Each Nonqualified Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant, but not less than 100% of the Fair Market Value (as defined in Section 17 below) of a share at the date of grant.

(c)	Payment of Exercise Price. A vested Stock Option may be exercised in whole or in part. However, a Stock Option shall not be exercisable with respect to fractional shares and the Committee may require by the terms of the Stock Option that a partial exercise must be with respect to at least a minimum number of Shares. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of Shares then owned by the Participant, or, in the case of Nonqualified Stock Options, in the discretion of the Committee, by directing the Company to withhold Shares otherwise deliverable upon exercise to satisfy the exercise price. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of Shares then owned by a Participant, providing the Company with a notarized statement attesting to the number of Shares owned, where upon verification by the Company, the Company would issue to the Participant only the number of incremental Shares to which the Participant is entitled upon exercise of the Stock Option.

(d)	Stock Option Term. The term of each Stock Option shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Option is granted. The Committee shall determine the time period, including the time period following a Termination of Service (as defined in Section 12(a)), during which the Participant has the right to exercise the vested Stock Options, which time period may not extend beyond the expiration of the Stock Option term. Except as limited by Sections 409A or 422 of the Code, the Committee may extend the term of any outstanding Stock Option, and may extend the time period during which vested Stock Options may be exercised in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.

(e)	Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any “parent corporation” or “subsidiary corporation”) shall not exceed one hundred thousand dollars ($100,000); provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. In addition, a Participant shall give the Company prompt written or electronic notice of any disposition of owned Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years after the date of grant (including the date the Stock Option is modified, extended or renewed for purposes of Section 424(h) of the Code), or (b) one year after the transfer of such Shares to such Participant.

(f)	Additional Limitations on Incentive Stock Options for Ten Percent Stockholders. Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code), unless the exercise price of the Stock Option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Stock Option is prohibited by its terms after the expiration of five (5) years from the date of grant.

(g)	Substitute Awards. Notwithstanding the foregoing provisions of this Section 6, in the case of a Stock Option that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.	Stock Appreciation Rights.

(a)	Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A “Stock Appreciation Right” means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation (which may not exceed Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, or other specified amount (which may not be less than Fair Market Value), all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the Award Agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions including vesting, as the Committee shall impose or determine from time to time; provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable and shall expire according to the same vesting and expiration rules as the corresponding Stock Option, unless otherwise determined by the Committee.

(b)	Stock Appreciation Rights Term. Stock Appreciation Rights granted under the Plan shall be exercisable, in whole or in part, at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Award Agreement at the date of grant. No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Stock Appreciation Right.

(c)	Substitute Stock Appreciation Rights. Notwithstanding the foregoing provisions of Section 7, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

8.	Restricted Stock Awards.

(a)	Generally. The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to Participants with or without cash or other payment therefor, in whole or in part. Each Participant granted a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock, as determined by the Committee in its discretion.

(b)	Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any Shares subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made solely in consideration of services rendered to the Company or its subsidiaries or affiliates. This may include treating services between the grant date and the date of issuance as payment of lawful consideration equal to the par value of the Restricted Stock Award. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c)	Additional Terms. Restricted Stock Awards may be subject to such terms and conditions including vesting, as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such Shares, (ii) the right of the Company to reacquire such Shares for no consideration upon Termination of Service within specified periods, the Participant’s competition with the Company, or the Participant’s breach of other obligations to the Company, and (iii) restrictions based upon the achievement of specific corporate or individual Performance Goals. Restricted Stock Awards not subject to a vesting requirement are authorized hereunder. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that any stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)	Rights as a Stockholder. The Participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the Shares, except as may be otherwise provided in a Restricted Stock Award Agreement as determined by the Committee. At the discretion of the Committee and as set forth in the Award Agreement, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Unless otherwise specified in an Award Agreement, the cash dividends or stock dividends so withheld by the Committee and attributable to any particular Share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such Shares and, if such Share is forfeited, the Participant shall have no right to such cash dividends or stock dividends.

(e)	Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount specified in the Award Agreement. The Committee in its sole discretion may provide that in the event of certain events, including a Change of Control (as defined in Section 13(e)), the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse and such Restricted Stock shall vest.

(f)	Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee determines. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

(g)	Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

9.	Stock Units.

(a)	Generally. The Committee may, in its discretion, grant Stock Units (as defined in Section 9(c) below) to Participants hereunder. Stock Units may be subject to such terms and conditions including vesting, as the Committee determines appropriate. The Committee shall specify the date or dates on which the Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Business Criteria (as defined in Section 10(b) below) or other specific criteria, including service, in each case on a specified date or dates or over any period or periods, as the Committee determines. A Stock Unit granted by the Committee shall provide payment in Shares at such time as the Award Agreement shall specify. The Committee may include elective deferral features for Stock Units in its discretion in compliance with applicable law. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in Section 9(c) below).

(b)	Settlement of Stock Units. Shares representing the Stock Units shall be distributed to the Participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the Shares which would otherwise be distributed to the Participant or partly in cash and partly in Shares.

(c)	Definitions. A “Stock Unit” means a notional account representing a Participant’s conditional right to receive at a future date one (1) Share. A “Dividend Equivalent Right” means the right to receive an amount equal to any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, and subject to a risk of forfeiture and other terms as specified by the Committee.

10.	Performance-Based Awards.

(a)

Generally. Any Awards granted under the Plan may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the Business Criteria described below that apply to the individual Participant, one or more divisions or business units, or the Company as a whole, in each case on a specified date or dates or over any period or periods determined by the Committee (the “Performance Goals”). Without limiting the foregoing, the Committee may grant also Performance-Based

Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of Performance Goals which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with Section 10(c) below.

(b)	Business Criteria. The business criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal(s) for a performance period shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) revenues; (iv) sales; (v) operating income; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) segment profit, as defined in the Company’s financial statements; (ix) working capital targets; (x) return on equity; (xi) return on capital or return on assets; (xii) expenses or expense ratios; (xiii) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or economic profit created; (xiv) market price per share; (xv) total return to stockholders, and (xvi) specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, new projects, or new ventures, customer satisfaction, staffing, training and development goals, goals relating to acquisitions, divestitures, affiliates and joint ventures. Business criteria may be measured on a consolidated basis, by department, group or business unit, or for specified subsidiaries or affiliates of the Company (collectively, the “Business Criteria”). The targeted level or levels of performance with respect to the Business Criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)

Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the Performance Goals applicable to a specified performance period, and such Performance Goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such Performance Goals are obtained and (ii) the individual Employees or class of Employees to which such Performance Goals apply; provided, however, that such Performance Goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed). Performance periods may be of any length, as specified by the Committee. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Performance-Based Awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(d)	Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given performance period until there has been certified in writing by or on behalf of the Committee that the Performance Goals (and any other material terms) applicable to such performance period have been satisfied.

(e)	Modification of Performance-Based Awards. With respect to any Awards intended to qualify as Performance-Based Compensation, after establishment of a Performance Goal, the Committee shall not revise such Performance Goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such Performance Goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted, vested or payable upon the attainment of such Performance Goal.

11.	Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax and other laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws and local compensation customs and practices, and that may differ from those applicable to other Participants, and may establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 5. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange; provided, however, that no such Awards may be granted pursuant to this Section 11 and no action may be taken which would violate the Code, the Exchange Act, the Securities Act, any other U.S. securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

12.	Termination of Service; Forfeitures.

(a)	Termination of Service. For purposes of this Plan, “Termination of Service” means:

(i)	As to an Advisor, the time when the engagement of a Participant as an Advisor to the Company, its Subsidiaries and affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Advisor simultaneously commences or remains in employment or service with the Company, its Subsidiaries and affiliates or is expected to shortly resume such employment or service.

(ii)	As to a non-employee Director, the time when a Participant who is a non-employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company, its Subsidiaries and affiliates or is expected to shortly resume such employment or service.

(iii)	As to an Employee, the time when the employee-employer relationship between a Participant and the Company, its Subsidiaries or affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with any of the Company, its Subsidiaries and affiliates or is expected to shortly resume such employment or service.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for “Cause” (as defined in Section 12(b)) or resignation for “good reason” and all questions of whether particular leaves of absence or other interruptions in service constitute a Termination of Service; provided that, with respect to Incentive Stock Options, such determination shall be made consistent with the requirements of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off). Further, if a Termination of Service constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the Termination of Service must also constitute a “Separation from Service,” as defined in Treasury Regulation §1.409A-1(h) to the extent required by Section 409A.

(b)	Termination of Service Other Than for Cause. Unless the Committee or any Award Agreement shall otherwise provide, upon Termination of Service of a Participant as a result of termination by the Company or its Subsidiary or affiliate without Cause (as defined below) or otherwise not due to Injurious Conduct, or termination by the Participant for any reason (other than by reason of the death of the Participant):

(i)	all unexercisable Awards held by the Participant on the date of Termination of Service shall be immediately forfeited by the Participant; and

(ii)	all exercisable Awards held by the Participant on the date of Termination of Service shall remain exercisable until the earlier of (a) the end of the 90-day period following the Termination of Service, or (b) the date the Award expires.

Unless the Committee or any Award Agreement shall otherwise provide, in the event of a Termination from Service due to the death of a Participant, each vested Stock Option or vested Stock Appreciation Right theretofore granted to him or her shall remain exercisable for a period of one (1) year after his or her death, and shall only be exercisable by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution or beneficiary designation.

(c)	Forfeiture of Unsettled Awards. Unless the Committee or any Award Agreement shall otherwise provide, a Participant shall forfeit without consideration therefor all Awards he or she holds at the time and which have not been settled under this Plan (other than fully vested Restricted Stock Awards and vested Stock Units that have been deferred at the election of the Participant) if:

(i)	the Participant’s Termination of Service occurs due to willful, deliberate, or gross misconduct in the performance of the Participant’s duties to the Company, any Subsidiary or affiliate, as determined by the Committee in its good faith judgment, or any other event which constitutes “cause” under an employment agreement to which such Participant is a party (or, in either case, if it is later determined by the Committee that such circumstances existed at the time of termination) (“Cause”); or

(ii)

prior to or upon the Participant’s Termination of Service or during the one (1) year period thereafter, the Participant engages in any business or enters into any employment relationship in violation of any non-competition obligation which such Participant has to the Company, a Subsidiary or affiliate or in violation of any restriction to which the Participant is subject on, directly or indirectly, soliciting the employment of or any business from, or employing or doing business with, any of the employees or former employees of the Company (or any Subsidiary or affiliate) or any customer or supplier to the Company (or any Subsidiary or affiliate), or any other party with which the Company (or any Subsidiary or affiliate) has a business relationship (including any such obligation or restriction contained in any agreement pursuant to which any Award is provided or any other agreement), and the Committee in its sole discretion has determined the results of such violation to have been injurious to the Company’s business interests. The activities described in (i) and (ii) above are hereafter referred to as “Injurious Conduct”.

(d)	Effect on Settled Awards. A forfeiture of an Award upon the Committee determining that a Participant has engaged in Injurious Conduct during the course of his or her service or during the one (1) year period following his or her Termination of Service shall not relieve the Participant of any liability he or she may have to the Company or any Subsidiary or affiliate as a result of engaging in the Injurious Conduct. In addition, the Committee may provide, in any Award Agreement, for a forfeiture of gains previously realized upon exercise, lapse of restrictions or settlement of an Award (commonly referred to as a “clawback”) in the event of Injurious Conduct by a Participant during service or a specified period following Termination of Service.

(e)	Timing. The Committee shall exercise the right of forfeiture provided to the Company in Section 12(c) or (d) within ninety (90) days after the discovery of the activities giving rise to the Company’s right of forfeiture, which activities must have occurred no later than twelve (12) months after the Participant’s Termination of Service.

(f)	Determination from the Committee. A Participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the Participant in writing and the Committee’s determination shall be limited to the specific business or activity so described.

(g)	Condition Precedent. Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, all Awards shall be considered awarded under this Plan subject to the applicability of this Section 12.

(h)	Enforceability. A purpose of this Section 12 is to protect the Company (and any subsidiary or affiliate) from Injurious Conduct. To the extent that this Section 12 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

13.	Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control:

(a)	With respect to Awards granted prior to July 27, 2016, any outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

(i)	Any outstanding and unexercised Stock Option Award shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire or be forfeited.

(ii)	The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Stock Option Award and Stock Appreciation Right Award outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change of Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six months before the occurrence of a Change of Control if the holder of such Stock Option or Stock Appreciation Right is a director or executive officer of the Company.

(iii)	Any outstanding and unexercised Stock Appreciation Rights shall become immediately and fully exercisable.

(iv)	Any Restricted Stock or Stock Unit shall become immediately and fully vested.

(v)	To the extent not exercised, settled or terminated, the Committee may in its discretion determine that any Awards outstanding at the time of a Change of Control will be assumed or substituted by a successor entity or affiliate of a successor entity, in a manner that complies with the requirements of Sections 409A and 422 of the Code, as applicable.

(b)

With respect to Awards granted on or after July 27, 2016, unless otherwise provided in another contract between a Participant and the Company, if the Company is the surviving entity or a provision is made in connection with the Change of Control for (x) assumption of Awards previously granted or (y) substitutions for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, upon a Participant’s Termination of Service as a result of termination by the Company, any Subsidiary or affiliate (including a successor of the Company) without Cause (as defined below) within twenty-four (24) months following the Change of Control, the following shall occur:

(i)	Any outstanding and unexercised Stock Option Award and Stock Appreciation Right Award shall become immediately and fully exercisable, and shall remain exercisable for twelve (12) months following the date of termination.

(ii)	Any Restricted Stock Award or Stock Unit shall become immediately and fully vested; provided that Restricted Stock Awards and Stock Units that vest based on the achievement of performance objectives shall vest on a pro-rata basis based on the number of full months of service completed during the performance period, at the greater of (x) the target level and (y) the actual level of performance achieved as of the date of Termination of Service.

(c)	With respect to Awards granted on or after July 27, 2016, in the event of a Change of Control, if no provision is made in connection with the Change of Control for the assumption or substitution of Awards as set forth in Section 13(b) above, the Awards shall be treated as set forth in Section 13(a) above.

(d)	“Change of Control” means:

(i)	The acquisition by any “Person” (as such term is defined in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof) of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (3) any acquisition by any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction that complies with Section 13(f)(ii)(A), (B) or (C);

(ii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 13(f)(ii), a Business Combination shall not constitute a Change in Control if following such Business Combination: (A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination (but excluding any member of the Board whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

14.

Adjustment Provisions. Awards granted under the Plan and any Award Agreements, the maximum number of shares of Common Stock deliverable under all Awards stated in Section 5(a), the maximum number of shares of Common Stock available for Incentive Stock Options, and for Restricted Stock Awards and Stock Units under Section 5(a), and the maximum number of shares of Common Stock with respect to which Awards may be granted to or measured with respect to any one person during any period stated in Section 5(a), shall be subject to adjustment or substitution to prevent dilution or enlargement of the benefits or potential benefits of the Awards, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable: (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind, or other relevant changes in capitalization, or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act and which otherwise is permissible under Code Section 409A. Further, with respect to Awards intended to qualify as Performance-Based Compensation, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.	Nontransferability. Each Award granted under the Plan to a Participant (other than unrestricted stock Awards and vested Restricted Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an Award other than an Incentive Stock Option may permit the transferability of an Award by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the grant of the Award.

16.	Other Provisions; Clawback Policy. The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards (subject to Section 20(a)), performance conditions other than those imposed under Section 10, or provisions to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan. In addition, any Award issued under this Plan will be subject to any clawback policy developed by the Board or the Committee that is consistent with applicable law.

17.

Fair Market Value. For purposes of this Plan and any Awards awarded hereunder, Fair Market Value means the value of a Share determined as follows: (a) if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing price for a share of Common Stock as quoted on such exchange or system for such date or, if there were no sales of Common Stock on the date in question, the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, Fair Market Value shall be the last reported bid price for such date or, if there were no bid price for a share of Common Stock on such date, the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (c) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, Fair Market Value shall be established by the Committee in good faith based on the reasonable application of a reasonable valuation method not inconsistent with the requirements of Section 409A of the Code.

18.	Withholding. The Company has the authority and the right to deduct or withhold from amounts due under this Plan or other compensation payable, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the business entity that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing entity shall have the right to withhold the amount of such taxes from any other sums due or to become due from such entity to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), require, or permit an election by, a Participant or other right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding.

19.

Employment Rights; Award Rights; Excluded Compensation. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant the right to be retained in the employ or service of the Company or any of its Subsidiaries or affiliates and shall not lessen or affect the Company’s or its Subsidiary’s or affiliate’s right to terminate the employment of or make any other employment-related decisions regarding such Participant. No Participant or other individual shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). No award under the Plan shall be taken into account in determining a Participant’s compensation for purposes of any welfare benefit, retirement benefit, incentive compensation or other employee benefit or compensation plan of the Corporation, unless otherwise expressly provided in the terms thereof.

20.	Compliance with Laws

(a)	Certain Limitations on Awards to Ensure Compliance with Section 409A. It is intended that any Award under this Plan shall either be exempt from Code Section 409A or shall comply, in form and operation, with Code Section 409A. For this purposes, each payment shall be considered a separate and distinct payment. Although the Committee retains authority under the Plan to grant Options, Stock Appreciation Rights and Restricted Stock on terms that will subject those Awards to the requirements of Code Section 409A, Options, Stock Appreciation Rights, and Restricted Stock are intended to be exempt from Section Code 409A unless otherwise expressly specified by the Committee. Any Awards that are subject to Code Section 409A shall be interpreted in a manner that complies with such Code section.

(b)	Specified Employees. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

(c)	Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan (excluding Restricted Stock), such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(d)

Compliance with Other Applicable Law, Regulations and Requirements. This Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The

Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option or Stock Appreciation Rights shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or Stock Appreciation Right may not be exercised in whole or in part and a Restricted Stock or Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

(e)	Limitation of Liability. The Company shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by Company counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.	Duration; Amendment and Termination.

(a)	Duration. No Award shall be initially granted more than ten (10) years after the latest date upon which the Plan (including any amendment and restatement of the Plan) has been approved by stockholders, but Awards outstanding at that time shall remain outstanding and governed by the terms of the Plan.

(b)	Amendment and Termination. The Board or the Committee may amend, suspend or terminate the Plan and any outstanding Award Agreement at any time, subject to Sections 22(c) and (d) below.

(c)	Shareholder Approval. No amendment of the Plan may be made without approval of the Company shareholders, if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Awards under the Plan; (ii) increase the maximum number of Shares or cash that may be awarded to any Participant under Section 5 hereof; (iii) change the types of Business Criteria on which Performance-Based Awards are to be based under the Plan; (iv) modify the Plan so as to materially broaden eligibility for participation in the Plan; or (v) reduce the exercise price of any outstanding Stock Option or Stock Appreciation Rights Award; provided, however, that adjustments authorized under Section 14 are not subject to stockholder approval under this Section 22. In addition, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable state or federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)	Outstanding Awards. Notwithstanding any provision of this Plan to the contrary other than Sections 3(c), 14 and 22(e), no amendment or termination of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant affected.

(e)	Amendments for Legal Compliance. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any applicable law or regulation. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 22(e) without further consideration or action.

23.	Prohibition Against Repricing. Unless the approval of the Company stockholders has been obtained, the Committee will not amend or replace previously granted Stock Options or Stock Appreciation Rights or otherwise take any action that constitutes a “repricing” of any Stock Option or Stock Appreciation Rights Award under the Plan. For this purpose, a “repricing” means: (a) amending the terms of a Stock Option or Stock Appreciation Right Award in a manner that has the effect of reducing its exercise price; (b) any other action that is treated as a repricing under generally accepted accounting principles or the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded; or (c) canceling a Stock Option or Stock Appreciation Rights Award at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Common Stock, in exchange for another Award or other equity or cash, unless the cancellation and exchange occurs in connection with a Change of Control as described in Section 13. Notwithstanding the foregoing, adjustments to Awards under Section 14 will not be deemed “repricings”.

24.	Third-Party Administrator. In connection with a Participant’s participation in the Plan, the Company may use the services of a third party administrator, including a brokerage firm administrator, and the Company may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Award, and this administrator may provide information to the Company concerning the exercise of a Participant’s rights and account data as it relates to Awards under the Plan.

25.	Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or quotation system on which Shares are listed or quoted.

26.	Governing Law. This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

27.	Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

28.	The Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its shareholders (including without limitation, annual reports and proxy statements) and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

29.	No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary or any action taken by the Company, Subsidiaries, Company affiliates, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, the acceptance of an Award under the Plan represents the Participant’s acknowledgement that the ultimate liability for any such tax owed by the Participant is and remains the Participant’s responsibility, and that the Company makes no representations or warranties about the tax treatment of any Award, and does not commit to structure any aspect of the Award to reduce or eliminate a Participant’s tax liability, including without limitation, Code Sections 409A and 457A.

30.

Effective Date. This Plan was adopted by the Board of Directors of the Company and became effective upon receiving the approval of the Company’s stockholders at the 2015 Annual Meeting of Stockholders (the “Original Effective Date”). This amended and restated version of the Plan has been adopted by the Board of Directors of the Company and shall be effective as of the date of approval by the Company’s stockholders at the 2016 Annual Meeting of Stockholders (the “Effective Date”), by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote generally in the election of directors and entitled to vote on the matter of approval of this Plan. Such stockholder approval shall be a condition to the right of each Participant to receive any Award hereunder.